Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Media Contact:

Yolande Doctor	Courtney Boone

412-992-5450	412-527-9792

Yolande.B.Doctor@Alcoa.com	Courtney.Boone@Alcoa.com

Announcement by Alcoa Corporation of Consideration for Cash Tender Offer for Any and

All Outstanding 5.500% Senior Unsecured Notes due 2027

PITTSBURGH, March 14, 2025 – Alcoa Corporation (“Alcoa”) (NYSE:AA; ASX:AAI) announces the consideration to purchase for cash any and all of the outstanding 5.500% senior unsecured notes due 2027 (the “Any and All Notes”) issued by Alcoa Nederland Holding B.V. (“ANHBV”), a wholly-owned subsidiary of Alcoa, fully guaranteed by Alcoa (the “Any and All Offer”).

The Any and All Offer is being made pursuant to the terms and subject to the conditions set forth in the offer to purchase dated March 3, 2025 (the “Offer to Purchase”) relating to the Any and All Notes.

The following table sets forth certain information relating to the Any and All Offer, including the consideration (the “Any and All Total Consideration”) payable for the Any and All Notes validly tendered and not withdrawn and accepted for purchase in the Any and All Offer and the offer yield for the Any and All Notes as calculated at 11:00 a.m. (New York City time) today.

Title of Security	CUSIP / ISIN	Principal Amount Outstanding	Reference U.S. Treasury Security	Bloomberg Reference Page	Fixed Spread	Reference Yield	Any and All Total Consideration(1)
5.500% Senior Unsecured Notes due 2027	Rule 144A: 013822AE1 / US013822AE11 Regulation S: N02175AD4 / USN02175AD40	US$750,000,000	2.875% U.S. Treasury due June 15, 2025	FIT 3	0 bps	4.392%	US$1,002.47

(1)

Per US$1,000 principal amount of Any and All Notes validly tendered and not withdrawn and accepted for purchase, based on the Fixed Spread (as defined in the Offer to Purchase) plus the yield calculated to the maturity date for the Any and All Notes, based on the bid-side price of the Reference Security (as defined in the Offer to Purchase) for the Any and All Notes as of 11:00 a.m. (New York City time) today. The Any and All Total Consideration does not include Accrued Interest (as defined in the Offer to Purchase) on the Any and All Notes, which will be payable in cash.

Information on the Any and All Offer

The Any and All Offer will expire at 5:00 p.m., New York City time, today (the “Any and All Expiration Date”).

The Any and All Total Consideration payable for the Any and All Notes accepted for purchase in the Any and All Offer was determined in the manner described in the Offer to Purchase by reference to the Fixed Spread set forth in the table above plus the yield calculated to the maturity date, based on the bid-side price of the Reference Security for the Any and All Notes as of 11:00 a.m. (New York City time) today.

Validly tendered Any and All Notes may be withdrawn in accordance with the terms of the Any and All Offer, at any time prior to 5:00 p.m. (New York City time) on March 14, 2025, unless extended, but not thereafter, except as described in the Offer to Purchase. The settlement date of the Any and All Offer will occur promptly following the Any and All Expiration Date and is expected to be on March 19, 2025 (the “Any and All Settlement Date”).

Holders of Any and All Notes who (i) validly tender and do not validly withdraw their Any and All Notes on or prior to the Any and All Expiration Date or (ii) deliver a properly completed and duly executed Notice of Guaranteed Delivery (as defined in the Offer to Purchase) and follow the Guaranteed Delivery Procedures (as defined in the Offer to Purchase) on or prior to the Any and All Expiration Date, and tender their Any and All Notes on or prior to 5:00 p.m. (New York City time), on the second business day after the Any and All Expiration Date, which is expected to be March 18, 2025, will be eligible to receive the Any and All Total Consideration as described in the Offer to Purchase.

In addition to the Any and All Total Consideration, holders whose Any and All Notes are accepted for purchase in the Any and All Offer will also receive Accrued Interest (as defined in the Offer to Purchase).

Completion of the Any and All Offer is conditioned on the satisfaction or waiver of certain conditions described in the Offer to Purchase, including the Financing Condition (as described in the Offer to Purchase). Subject to applicable law, ANHBV has the right, in its sole discretion, to amend or terminate the Any and All Offer at any time.

For More Information

The terms and conditions of the Any and All Offer are described in the Offer to Purchase. Copies of the Offer to Purchase are available at www.dfking.com/alcoa and by request to D.F. King & Co., Inc., the tender agent and information agent for the Any and All r Offer (the “Tender and Information Agent”). Requests for copies of the Offer to Purchase should be directed to the Tender and Information Agent at +1 (800) 848-3409 (toll free) and +1 (212) 269-5550 (collect) or by e-mail to alcoa@dfking.com.

ANHBV is making the Any and All Offer only in those jurisdictions where it is legal to do so.

ANHBV has engaged Morgan Stanley & Co. LLC and BofA Securities, Inc. to act as the dealer managers (the “Dealer Managers”) in connection with the Any and All Offer. The Dealer Managers can be contacted at their telephone numbers set forth on the back cover page of the Offer to Purchase with questions regarding the Any and All Offer.

Disclaimer

None of ANHBV, Alcoa, the Dealer Managers, the Tender and Information Agent, the trustee for the Any and All Notes, or any of their respective affiliates, is making any recommendation as to whether holders should or should not tender any Any and All Notes in response to the Any and All Offer or expressing any opinion as to whether the terms of the Any and All Offer are fair to any holder. Holders of the Any and All Notes must make their own decision as to whether to tender any of their Any and All Notes and, if so, the principal amount of Any and All Notes to tender. Please refer to the Offer to Purchase for a description of the offer terms, conditions, disclaimers and other information applicable to the Any and All Offer.

This press release is for informational purposes only and does not constitute an offer to purchase or the solicitation of an offer to sell any securities. The Any and All Offer is being made solely by means of the Offer to Purchase. The Any and All Offer is not being made to holders of the Any and All Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In those jurisdictions where the securities, blue sky or other laws require any tender offer to be made by a licensed broker or dealer, the Any and All Offer will be deemed to be made on behalf of ANHBV by the Dealer Managers or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, including those related to the Any and All Offer. Forward-looking statements include those containing such words as “aims,” “ambition,” “anticipates,” “believes,” “could,” “develop,” “endeavors,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “potential,” “plans,” “projects,” “reach,” “seeks,” “sees,” “should,” “strive,” “targets,” “will,” “working,” “would,” or other words of similar meaning. All statements by Alcoa that reflect expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, forecasts concerning global demand growth for bauxite, alumina, and aluminum, and supply/demand balances; statements, projections or forecasts of future or targeted financial results, or operating performance (including our ability to execute on strategies related to environmental, social and governance matters); and statements about strategies, outlook, and business and financial prospects. These statements reflect beliefs and assumptions that are based on Alcoa’s perception of historical trends, current conditions, and expected future developments, as well as other factors that management believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and changes in circumstances that are difficult to predict. Although Alcoa believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in Alcoa’s filings with the Securities and Exchange Commission. Alcoa disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

About Alcoa Corporation

Alcoa (NYSE: AA, ASX: AI) is a global industry leader in bauxite, alumina and aluminum products with a vision to reinvent the aluminum industry for a sustainable future. With a values-based approach that encompasses integrity, operating excellence, care for people and courageous leadership, our purpose is to Turn Raw Potential into Real Progress. Since developing the process that made aluminum an affordable and vital part of modern life, our talented Alcoans have developed breakthrough innovations and best practices that have led to greater efficiency, safety, sustainability and stronger communities wherever we operate.

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